InspireMD Announces Regulatory Approval of CGuard™ EPS in India;
Signs Agreement with Leading Indian Medical Device Distributor

Tel Aviv, Israel— January 3, 2018 - InspireMD, Inc. (NYSE AMER:NSPR), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced that it has received regulatory approval for the CGuard™ Embolic Prevention System (EPS) in India. The approval was granted by India’s Central Drugs Standard Control Organisation within the Ministry of Health & Family Welfare. The Company also announced it signed Hester Diagnostics Pvt. Ltd. as its exclusive distributor in India. This partnership follows similar distribution agreements across Asia, including Hong Kong, Taiwan, Australia, New Zealand and Vietnam

Hester Diagnostics brings over 25 years of distribution and marketing experience in India, including medical devices, diagnostic kits and a wide range of additional products for the healthcare industry. Hester works with many of the leading medical device companies in the United States, Europe and Japan covering clinical specialties that include interventional cardiology, interventional neuroradiology, and interventional radiology.

Sanjiv Gandhi, Managing Director of Hester Diagnostics, commented, “We are excited to partner with InspireMD, given the extensive clinical data illustrating the safety advantages of CGuard™ EPS. We are now gearing up and look forward to commencing the formal commercial launch of the product.”

“The approval of CGuard™ EPS in India marks another commercial milestone as we continue to expand our global footprint,” said Agustin Gago, EVP and Chief Commercial Officer of InspireMD. “We are excited to partner with Hester Diagnostics, which brings an impressive track record launching medical devices in India and to the key clinical specialties that treat carotid artery disease.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com